Exhibit 8.1

345 Park Avenue	Main	212.407.4000
New York, NY 10154	Fax	212.407-4990

January , 2009	DRAFT
Seanergy Maritime Holdings Corp.
1-3 Patriarchou Grigiriou
166 74 Glyfada
Athens, Greece
Re: Registration Statement of Seanergy Maritime Holdings Corp.
Ladies and Gentlemen:
We have acted as special United States counsel to Seanergy Maritime Holdings Corp., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”), in connection with the registration on the date hereof of certain shares of common stock, $0.0001 par value per share, common stock purchase warrants, shares of common stock underlying the warrants, common stock included as part of the underwriters’ unit purchase option, warrants included as part of the underwriters’ unit purchase option, and shares of common stock underlying the warrants included as part of the underwriters’ unit purchase option, of the Company (the “Securities”), pursuant to the Registration Statement on Form F-1 under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Company on November 3, 2008, as amended through the date hereof (the “Registration Statement”). Capitalized terms used but not defined herein have the meaning ascribed to them in the Registration Statement.
As special United States counsel to the Company, we have reviewed the Registration Statement (including all exhibits thereto). In rendering this opinion, we have assumed with your approval the genuineness of all signatures, the legal capacity of all natural persons, the legal authority of all entities, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the completeness and accuracy of the documents reviewed by us. We have also assumed with your approval and not verified the accuracy of the factual matters set forth in the above-referenced documents.
Based on the foregoing and subject to the assumptions, limitations and qualifications stated therein and herein, we hereby confirm and adopt as our opinion the statements of United States federal income tax law on the date hereof as set forth in the Registration Statement under the caption “Taxation — U.S. Federal Income Taxation.”
This opinion is based upon the existing provisions of the U.S. Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published revenue rulings and procedures from the U.S. Internal Revenue Service (“IRS”) and judicial decisions in effect on the date hereof. Any such authority is subject to change, and any change may be retroactive in effect and may affect our opinion as set forth herein. Our opinion is based on the facts and assumptions set forth in the Registration Statement and this opinion. If any of the facts or

Seanergy Maritime Corp. January , 2009 Page 2
assumptions is not true, correct or complete, our opinion may not be applicable. We undertake no responsibility to update this opinion or to advise you of any developments or changes as a result of a change in legal authority, fact, assumption or document, or any inaccuracy in any fact, representation or assumption, upon which this opinion is based, or otherwise.
This opinion is issued in connection with the registration of the Securities pursuant to the Registration Statement, and may not be relied on for any other purpose, and may not be reproduced, quoted, circulated or referred to in any other document, without our prior written consent, which may be withheld in our sole discretion. Notwithstanding the foregoing, nothing herein shall be construed as a limitation on the ability to disclose the tax treatment or tax structure of the proposed transaction.
Our opinion is not binding on the IRS or a court. The IRS may disagree with one or more of our conclusions, and a court may sustain the IRS’s position.
Except as expressly provided herein, we express no opinion with respect to any tax matter set forth in the Registration Statement.
We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm as special United States counsel to the Company under the caption “Legal Matters” in the Registration Statement, without implying or admitting that we are “experts” within the meaning of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.
Very truly yours,
Loeb & Loeb LLP